Exhibit 99.6

           (Text of graph posted to Ashland Inc.'s website concerning
                       Ashland Specialty Chemical's gross profit)

                 ASCC Gross Profit % - 3 Month Rolling Average

                                  2000        2001        2002       2003
                                  ----        ----        ----       ----

              January             36.0        33.9        36.0       34.2
              February            35.1        33.4        36.6       34.2
              March               34.4        33.2        37.6       33.4
              April               34.4        33.8        38.4       33.1
              May                 34.4        34.3        38.5       32.5
              June                34.0        34.4        38.0       33.1
              July                33.2        34.1        37.3
              August              33.3        34.4        36.5
              September           34.1        34.9        36.4
              October             34.3        35.5        36.2
              November            34.4        35.7        35.5
              December            33.8        36.0        34.9



                 ASCC Gross Profit % - 12 Month Rolling Average

                                2000        2001        2002       2003
                                ----        ----        ----       ----

              January           36.4        34.0        34.8       36.5
              February          36.3        33.9        35.2       36.2
              March             36.1        33.8        35.7       35.7
              April             35.8        33.8        36.0       35.2
              May               35.4        33.9        36.3       34.7
              June              34.9        33.9        36.6       34.4
              July              34.6        34.0        36.8
              August            34.6        34.2        36.8
              September         34.7        34.1        37.0
              October           34.5        34.3        37.0
              November          34.3        34.5        36.8
              December          34.1        34.6        36.7